aronson LLC
ASSURANCE | TAX | CONSULTING

805 King Farm Boulevard
Suite 300
Rockville, Maryland 20850

301.231.6200
301.231.7630
www.aronsonllc.com
info@aronsonllc.com

CONSENT OF INDEPENDENT ACCOUNTANTS

DLH Holdings Corp.
Atlanta, Georgia

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2016, related to our audit of the consolidated financial statements of Danya International, Inc. and Subsidiaries as of and for the years ended December 31, 2015 and 2014, including in the Current Report on Form 8-K/A filed by DLH Holdings Corp. on June 30, 2016.

Aronson LLC

Aronson, LLC
Rockville, Maryland
July 27, 2016